UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) Effective November 19, 2010, XenoPort, Inc. (the “Company”) entered into a Release and Severance Agreement (the “Release Agreement”) with David A. Stamler, MD, the Company’s Senior Vice President and Chief Medical Officer, and Dr. Stamler resigned from the Company. Pursuant to the Release Agreement, in exchange for Dr. Stamler’s full general release of claims, the Company shall: (i) pay to Dr. Stamler severance benefits representing six months’ base salary; (ii) provide six months of health care benefits, or the equivalent thereof; and (iii) accelerate the vesting of 12,250 restricted stock units granted under the Company’s 2005 Equity Incentive Plan, which would otherwise vest in the first quarter of 2011. The Release Agreement will become effective on the eighth day following Dr. Stamler’s execution thereof, unless revoked by Dr. Stamler prior thereto.

The foregoing summary of the Release Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Release Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: November 19, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer